Exhibit 10.24

EXECUTION COPY

Power of Attorney

We, Lenovo (Beijing) Ltd. (“This Company”), a Chinese company with Business License No.: Qidujingzongfuzi No.012723, and a holder of 75% of the entire equity interests in Lenovo Computer System and Technology Service Limited (“LCSTSL”) (“Our Shareholding”), hereby irrevocably authorize Lenovo-AsiaInfo Technologies, Inc. (“LAI”) to exercise the following rights relating to Our Shareholding during the term of this Power of Attorney:

LAI is hereby authorized to act on behalf of ourselves as our exclusive agent and attorney with respect to all matters concerning Our Shareholding, including without limitation to: 1) attend shareholders’ meetings of LCSTSL; 2) exercise all the shareholder’s rights we are entitled to under the laws of China and LCSTSL’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of Our Shareholding in part or in whole; and 3) designate and appoint on behalf of ourselves, the legal representative (chairperson), the director (except that one of the directors may be appointed by us), supervisor, the general manager and other senior management members of LCSTSL.

Without limiting the generality of the powers granted hereunder, LAI shall have the power and authority under this Power of Attorney to execute the Equity Transfer Arrangement Agreement, to which we are a party, and any share transfer contract contemplated therein, on behalf of ourselves, and to effect the terms of the Share Pledge Agreement, to which we are a party, on behalf of ourselves, both dated the date hereof.

All the actions associated with Our Shareholding conducted by LAI in accordance with this Power of Attorney shall be deemed as our own actions, and all the documents related to Our Shareholding executed by LAI in accordance with this Power of Attorney shall be deemed to be executed by us. We hereby acknowledge and ratify those actions and/or documents by LAI.

LAI is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and by giving written notice to us.

This Power of Attorney shall be irrevocable and continuously valid from the date of execution of this Power of Attorney until December 19, 2011.

During the term of this Power of Attorney, we hereby waive all the rights associated with Our Shareholding, which have been authorized to LAI through this Power of Attorney, and shall not exercise such rights by ourselves.

This Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

[SIGNATURE PAGE FOLLOWS]

Lenovo (Beijing) Limited

By:	/s/ Yang Yuanqing
Name:	Yang Yuanqing
Title:	Chief Executive Officer

October 19, 2004

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